UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2012
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, Suite 320 Vancouver, British Columbia, Canada	V6E 2J3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

On February 28, 2012, Uranium Energy Corp. (the "Company" or "UEC"), Minas Rio Bravo S.A. ("Rio Bravo"), Compania Minera Rio Verde S.A. ("Rio Verde") and Minas La Roca S.A. ("La Roca", and Rio Bravo, Rio Verde and La Roca, together, the "Vendors"), and Piedra Rica Mining S.A., the Company's Paraguayan subsidiary (the "Purchaser"), entered into Amendment No. 1 to Property Acquisition Agreement (the "Amendment"). The Amendment amends the previously disclosed Property Acquisition Agreement (the "Property Acquisition Agreement") entered into among such parties, as described in the Company's Current Report on Form 8-K dated October 25, 2011 and filed with the U.S. Securities and Exchange Commission on October 31, 2011.

In accordance with the terms and conditions of the original Property Acquisition Agreement, each of the Vendors thereby agreed to sell, and the Purchaser agreed to acquire, subject to a gross overriding royalty, a 100% legal and beneficial interest in and to a total of six unencumbered prospecting permits covering approximately 299,000 hectares (approximately 740,000 acres) located in the area of Coronel Oviedo, Paraguay (collectively, the "Property"; and in the aggregate the "Acquisition"). Due to certain recently proposed and contemplated indirect property acquisition transactions involving the Company in Paraguay, and in view of the passing of certain laws by the National Congress of Paraguay modifying certain aspects of the mining laws in Paraguay, the parties to the original Property Acquisition Agreement determined to amend the original Property Acquisition Agreement and the related Acquisition in accordance with the terms and conditions of the Amendment.

The key amendment to the original Property Acquisition Agreement is that instead of an agreement to acquire all of the Property, the Amendment provides for the acquisition of two concessions from Rio Bravo covering approximately 100,000 hectares (approximately 247,105 acres), with an option to acquire the remaining four concessions from each of Rio Verde and La Roca covering approximately 199,000 hectares (approximately 492,740 acres). To that end, the Amendment provides for the amendment of the original Property Acquisition Agreement, in relevant part, as follows:

(a)       Section "1.1" (titled Acquisition of the Mineral Assets and Acquisition Consideration) of the Property Acquisition Agreement is hereby amended and restated as follows:

"1.1     Acquisition of the Rio Bravo Assets and Acquisition Consideration. Rio Bravo hereby agrees to sell, assign and transfer a 100% undivided right, title and interest in and to all of the mineral property interests comprising the Rio Bravo Assets in exchange for the following consideration to be paid and delivered in the following manner:

(a)       a one-time and aggregate cash payment of U.S.$7,500 by UEC and by way of wire transfer at the "Closing Date" (as hereinafter defined) to the order and direction of Rio Bravo in accordance with the direction of Rio Bravo delivered to the Purchaser in writing prior to the Closing Date (the "Cash Payment");

(b)       the deemed repayment and corresponding relinquishment by UEC and/or the Purchaser of that certain promissory note, dated June 10, 2011 (the "Rio Bravo Promissory Note") from Rio Bravo to UEC and/or the Purchaser with a current principal amount of U.S.$48,906 (the "Rio Bravo Relinquishment"); which Rio Bravo Promissory Note having represented certain regulatory and insurance fees and amounts which had been previously advanced by UEC and/or the Purchaser to Rio Bravo in order to maintain the Rio Bravo Assets prior to the proposed Acquisition hereunder; and

(c)       the one-time and aggregate issuance of 100,000 restricted common shares of UEC's common stock (the "Acquisition Shares"), which each of Rio Bravo, the Purchaser and UEC acknowledge and agree shall be valued at a deemed issuance price of U.S.$3.25 per Acquisition Share, and which Acquisition Shares will be issued to the order and direction of Rio Bravo in accordance with the direction and registration instructions of Rio Bravo delivered to the Purchaser in writing prior to the Closing Date;

(and each of the Cash Payment, the Rio Bravo Relinquishment and the issuance and delivery of the Acquisition Shares being, collectively, the "Acquisition Consideration" herein).".

(b)       The following terms shall be inserted after Section "1.1" of the Property Acquisition Agreement:

"1.2     Option to Acquire each of the Minera Assets and the La Roca Assets and Option Consideration. Subject to the Purchaser's prior right and entitlement to acquire the same in compliance with the mining laws of Paraguay, from time to time; it being within the Purchaser's sole and absolute discretion to determine such compliance and entitlement, from time to time; each of Minera and La Roca hereby irrevocably grant to the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser prior to the Closing Date) the sole and exclusive right and option to acquire a 100% undivided right, title and interest in and to all of the mineral property interests comprising each of the Minera Assets and the La Roca Assets, respectively, free and clear from all liens, charges, encumbrances, claims, rights or interest of any other person (each an "Option" and, collectively, the "Options"), and, in order to maintain the Options in good standing and in full force and effect, the Purchaser hereby agrees to exercise the Options, in accordance with the laws of Paraguay, on or before the Closing Date (and which period in time from the Effective Date herein to the Closing Date is referred to as the "Option Period") in the following manner and in accordance with such final terms and conditions to be reasonably negotiated and agreed to by each of Minera, La Roca, the Purchaser and UEC in definitive option agreements in respect of each of the Options shortly hereafter:

(a)       pay to the order and direction of each of Minera and La Roca (as the case may be) a non-refundable cash payment (each an "Option Payment" and, collectively, the "Option Payments") of U.S. $1,000 by way of wire transfer at the Closing Date;

(b)       the deemed repayment and corresponding relinquishment by UEC and/or the Purchaser of each of those certain promissory notes (as the case may be) dated June 10, 2011 (collectively, the "M&L Promissory Notes", and together with the Minera Promissory Notes, the "Promissory Notes") from each of Minera and La Roca to UEC and/or the Purchaser with a current principal amount of approximately U.S.$45,801 and U.S.$48,906, respectively (collectively, the "M&L Relinquishments"); and which M&L Promissory Notes having represented certain regulatory and insurance fees and amounts which had been previously advanced by UEC and/or the Purchaser to each of Minera and La Roca in order to maintain each of the Minera Assets and the La Roca Assets prior to the Closing Date hereunder; and

(c)       pay, or cause to be paid, to or on each of Minera's and La Roca's behalf as the Purchaser may determine, in the Purchaser's sole and absolute discretion, all underlying regulatory and governmental fees, payments and assessment work required to keep the mineral property interests comprising each of the Minera Assets and the La Roca Assets in good standing during the Option Period (the "Maintenance Payments").

(and each of the Option Payments, the M&L Relinquishments and the Maintenance Payments being, collectively, the "Option Consideration" herein).".

The Purchaser has also agreed to provide the Vendors with a royalty interest in the amount of one and one-half percent (1.5%) of the gross proceeds received by the Purchaser in connection with any uranium which is produced and sold from any of the mineral interests in the Property. The Purchaser also has the exclusive right and option at any time to acquire one-half percent (0.5%) of the aggregate royalty interest for U.S.$166,666.67.

Pursuant to the Amendment, the parties have agreed that the latest date for closing (the "Closing Date") shall be March 31, 2012, unless otherwise agreed to in writing by the parties.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as an exhibit hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Property Acquisition Agreement, dated February 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
DATE: March 2, 2012	By: "Mark Katsumata" Mark Katsumata Chief Financial Officer

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